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                                                                    EXHIBIT 23.4

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Joint Proxy Statement/Prospectus of S3 Incorporated and Diamond Multimedia Systems, Inc. for the registration of S3 Incorporated common stock and to the incorporation by reference therein of our report dated January 21, 1999, with respect to the consolidated financial statements and schedule of S3 Incorporated included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission and in its Annual Report to Shareholders.



                                             /s/ ERNST & YOUNG LLP
                                             -------------------------------
                                             Ernst & Young LLP



San Jose, California
August 12, 1999